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                                                                       Exhibit r

                              GODFREY & KAHN, S.C.
                                ATTORNEYS AT LAW
                             780 North Water Street
                           Milwaukee, Wisconsin 53202
                     Phone (414) 273-3500 Fax (414) 273-5198



                                 April 24, 2003

VIA EDGAR
---------

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:  Baird Funds, Inc.
              -----------------

Ladies and Gentlemen:

     We represent Baird Funds, Inc. (the "Company") in connection with its filing of Post-Effective Amendment No. 9 (the "Post-Effective Amendment") to the Company's Registration Statement (Registration Nos. 333-40128; 811-09997) on Form N-1A under the Securities Act of 1933, as amended (the "Securities Act") and the Investment Company Act of 1940, as amended. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

     We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

     We consent to the use of this letter in the Post-Effective Amendment.

                                         Very truly yours,

                                         GODFREY & KAHN, S.C.

                                         /s/ Ellen Drought

                                         Ellen Drought